Fredrikson & Byron, P.A.
4000 Pillsbury Center
200 South Second Avenue
Minneapolis, Minnesota 55402
Telephone: 612-492-7000
Fax: 612-492-7077

EXHIBIT 5.1

November 5, 2003

MakeMusic! Inc.
6210 Bury Drive
Eden Prairie, Minnesota 55346-1718

Ladies/Gentlemen:

     We are acting as corporate counsel to MakeMusic! Inc. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 2,327,687 shares of Common Stock (the “Shares”) currently owned by selling shareholders of the Company and shares of Common Stock (the “Option and Warrant Shares”) to be acquired by selling shareholders upon the exercise of certain stock purchase warrants and conversion rights (the “Conversion Shares”).

     In acting as such counsel for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

1.	The Company’s Articles of Incorporation, as amended.

2.	The Company’s Bylaws.

3.	Certain corporate resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of the Shares and the Conversion Shares.

4.	The Registration Statement.

     Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

     1. The Company’s Articles of Incorporation validly authorize the Shares registered pursuant to the Registration Statement.

     2.     The Shares to be sold by the selling shareholders named in the Registration Statement are validly issued and outstanding, fully paid and nonassessable.

     3.     Upon exercise, in accordance with the terms and conditions of the options and warrant shares to be sold by the selling shareholders named in the Registration Statement, the shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
FREDRIKSON & BYRON, P.A.
By	/s/ Robert K. Ranum

Robert K. Ranum